KPMG  LLP
Chartered  Accountants
St. Andrew's Square II
800 - 730 View Street                         Telephone  (250) 480-3500
Victoria, BC  V8W 3Y7                         Telefax  (250) 480-3539
Canada                                        www.kpmg.ca




                                  EXHIBIT 16.1





United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


January 16, 2002


Ladies and Gentlemen:


We were previously the principal accountants for Worldbid Corporation and, under the date of August 9, 2001, we reported on the consolidated financial statements of Worldbid Corporation as of and for the year ended April 30, 2001. On December 17, 2001, we resigned as principal accountants and we confirm that the client-auditor relationship between Worldbid Corporation and KPMG LLP has ceased.

We have performed no procedures with respect to Worldbid Corporation's interim financial statements as at and for the period ended October 31, 2001 that are required to be filed under cover of Form 10-QSB with the Securities and Exchange Commission.

We have read the statements made by Worldbid Corporation included under Item 4 of its Form 8-K/A Current Report dated January 16, 2002 and we agree with such statements.

Very  truly  yours,


/s/ "KPMG  LLP"

KPMG  LLP
Chartered  Accountants